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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 1999

                             HILITE INDUSTRIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      0-22924                 75-2147742
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(STATE OR OTHER JURISDICTION      (COMMISSION FILE            (IRS EMPLOYER
     OF INCORPORATION)                  NUMBER)            IDENTIFICATION NO.)



1671 S. BROADWAY
CARROLLTON, TEXAS                                                  75006
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                                 (972) 466-0475
                             ----------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


THE EXHIBIT INDEX IS LOCATED AT PAGE 5.



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------

         Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 26, 1999, by and among Hilite Industries, Inc., a Delaware corporation (the "Company"), Hilite Holdings, LLC, a Delaware limited liability company ("Holdings"), and Hilite Mergeco, Inc., a Delaware corporation ("Merger Subsidiary"), on May 3, 1999, the Company made an offer (the "Offer") to purchase all of its issued and outstanding shares of common stock, $0.01 par value per share ("Shares"), for $14.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 3, 1999. The Company's all cash tender offer for all of the Shares expired at 9:00 a.m., New York City time on June 1, 1999. 4,730,791 Shares were validly tendered and not withdrawn pursuant to the Offer and were accepted for payment at a price of $14.25 per Share. Immediately prior to the consummation of the Offer, the Company sold 1,681,414 newly issued Shares to Holdings at a price of $14.25 per Share (the "Stock Purchase"). As a result of the Offer and the Stock Purchase, Holdings owns approximately 89.6% of the issued and outstanding Shares.

                  The source of the consideration used to fund the Offer and the Stock Purchase is described in "THE TENDER OFFER -- Section 10. Financing of the Transactions" of the Offer to Purchase attached as Exhibit (d)(1) to the Statement on Schedule 13E-3, dated May 3, 1999, filed by Holdings, the Company, Merger Subsidiary and certain stockholders of the Company (the "Continuing Stockholders").

                  Pursuant to Section 1.03 of the Merger Agreement, following the consummation of the Offer, (i) the size of the Board of Directors of the Company was increased to seven, (ii) four directors of the Company resigned and
(iii) Holdings designated, and the remaining directors of the Company appointed, five new directors to the Board of Directors of the Company.

                  In connection with the consummation of the Offer and the Stock Purchase, Holdings, the Continuing Stockholders and First Fidelity Capital, Inc. and Magnetite Asset Investors, L.L.C. entered into an Agreement Among Stockholders, dated as of June 1, 1999 (the "Agreement Among Stockholders"). Pursuant to the Agreement Among Stockholders, the parties agreed to, among other things, (i) restrict the transferability of their respective Shares, (ii) provide for a right of first refusal to the Company and subsequently to the other stockholders in the event of any proposed transfer of Shares, and (iii) provide certain co-sale, drag-along and pre-emptive rights. The Agreement Among Stockholders also provides that, following the consummation of the merger contemplated by the Merger Agreement, the Board of Directors of the Company will initially consist of five members: Joseph W. Carreras, Michael T. Kestner and three representatives designated by certain members of Holdings. In addition, the Agreement Among Stockholders provides for the repurchase of Shares owned by members of management of the Company in certain circumstances, including death, disability and termination of employment of such individuals.

                  As a result of the Offer, only approximately 53,000 Shares remain outstanding (excluding Shares owned by Holdings and the Continuing Stockholders), which are held by approximately 90 holders of record (including Holdings and the Continuing Stockholders as holders of record). Consequently, on June 1, 1999, the Company terminated the inclusion of the


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Shares on The NASDAQ Stock Market, Inc. National Market and on June 4, 1999, the
Company filed a Form 15 with the Securities and Exchange Commission deregistering the Shares.

ITEM 7.  EXHIBITS
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                  The following exhibits are filed herewith:

Exhibit No.                           Description
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2.1               Agreement and Plan of Merger, dated as of April 26, 1999, by and among Hilite Industries, Inc., Hilite Holdings, LLC and Hilite Mergeco, Inc. (Incorporated herein by reference to Exhibit (c)(1) of the Company's Statement on Schedule 13E-3, filed on May 3, 1999).

10.1 Agreement Among Stockholders, dated as of June 1, 1999, by and among Hilite Industries, Inc., Hilite Holdings, LLC and all of the stockholders and warrantholders of the Company.

99.1              Press release, dated June 1, 1999.

99.2              Offer to Purchase, dated May 3, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HILITE INDUSTRIES, INC.



                                          By:  /s/ Ronald G. Campbell
                                               -----------------------
                                                 Ronald G. Campbell
                                                 Treasurer and
                                                 Assistant Secretary

June 14, 1999



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                                 EXHIBIT INDEX


  EXHIBIT                           DESCRIPTION
  -------                           -----------

2.1 Agreement and Plan of Merger, dated as of April 26, 1999, by and among Hilite Industries, Inc., Hilite Holdings, LLC and Hilite Mergeco, Inc. (Incorporated herein by reference to Exhibit (c)(1) of the Company's Statement on Schedule 13E-3, filed on May 3, 1999).

10.1 Agreement Among Stockholders, dated as of June 1, 1999, by and among Hilite Industries, Inc., Hilite Holdings, LLC and all of the stockholders and warrantholders of the Company.

99.1              Press release, dated June 1, 1999.

99.2              Offer to Purchase, dated May 3, 1999.